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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): AUGUST 6, 2002



                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                       1-13402                  22-2286646
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



                  12300 PARC CREST DR.                           77477
                      STAFFORD, TX                             (Zip Code)
         (Address of principal executive offices)





       Registrant's telephone number, including area code: (281) 933-3339




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ITEM 5.  OTHER EVENTS.

         On August 6, 2002, Input/Output, Inc., a Delaware corporation (the "Company"), entered into an Exchange Agreement (the "Exchange Agreement") with SCF-IV, L.P., a Delaware limited partnership ("SCF"), pursuant to which SCF exchanged all of the shares of the Company's Series B Convertible Preferred Stock and the Company's Series C Convertible Preferred Stock owned by it for
(i) $30 million in cash, (ii) an unsecured promissory note (the "Note") in the original principal amount of $31 million and (iii) a warrant (the "Warrant") to purchase 2,673,517 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $8.00 per share. The Company and SCF also entered into a Registration Rights Agreement (the "Registration Rights Agreement"), providing the holder of the Warrant with certain registration rights for the shares of Common Stock to be issued upon exercise or conversion of the Warrant. Immediately prior to the consummation of the transaction, David
C. Baldwin, SCF's representative on the Company's Board of Directors, resigned as a director of the Company. As part of the Exchange Agreement, SCF and the Company agreed that the Purchase Agreement dated April 21, 1999 and the Registration Rights Agreement dated May 7, 1999, each between the Company and SCF, are terminated and of no further force or effect.

         The Note matures on May 7, 2004 and bears interest at an initial rate of 8% per annum through May 7, 2003, and thereafter at a rate of 13% per annum. Interest on the Note is payable quarterly by the Company commencing on November 7, 2002, and on each February 7, May 7, August 7 and November 7 thereafter until paid. The Company is permitted to prepay the outstanding indebtedness under the Note at any time prior to maturity without premium or penalty. Until payment in full of the Note, the Company (1) is required to either maintain a debt to total capitalization ratio that does not exceed 0.35 to 1.00, or maintain unrestricted cash and cash equivalents in an amount equal to or greater than the outstanding principal balance of the Note and (2) is not permitted to make any dividend payment or other distribution in cash or property on account of, or purchase or redeem, any shares of the Company's capital stock, other than dividends payable in Common Stock or redemptions or exchanges of the Company's capital stock for Common Stock. However, the Company shall be permitted (i) to repurchase shares of Common Stock so long as the aggregate amount expended by the Company in each twelve-month period starting August 6, 2002 does not exceed $5,000,000, and
(ii) to acquire shares of Common Stock in connection with the exercise of stock options under the Company's compensation or benefit plans.

         In addition to payment defaults, events of default under the Note include (1) the breach of any covenant under the Note and the failure to cure such breach within ten business days of being notified of such breach, (2) any payment default or acceleration of any other debt of the Company having an aggregate outstanding principal amount of greater than $5,000,000 and (3) the consummation of any business combination in which the Company becomes a majority-owned subsidiary of another entity.

         The Warrant permits its holder to acquire up to 2,673,517 shares of Common Stock for an exercise price of $8.00 per share, and expires August 5, 2005. The holder is permitted (1) to pay cash or deliver indebtedness of the Company held by the holder for cancellation in payment of the exercise price or
(2) surrender the Warrant to the Company on a "cashless" exercise basis and convert the spread between the then-current market value of the Common Stock and the exercise price of the Warrant into shares of Common Stock. The Warrant will not be exercisable by the holder thereof for any number of shares of Common Stock that would cause such holder to own beneficially more than 5% of the aggregate number of outstanding shares of Common Stock, minus one share, unless such holder shall have provided the Company with not less than 65 days' prior written notice of its current intent to exercise the Warrant for such greater number of shares. The exercise price and the number of shares of Common Stock under the Warrant are subject to certain adjustments to prevent dilution, including adjustments for (1) issuances of Common Stock by the Company at less than the exercise price of the Warrant or the market value of the Common Stock,
(2) stock splits, subdivisions, reclassifications or combinations, (3) certain other



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distributions of stock or assets by the Company to the holders of Common Stock,
(4) certain business combinations and (5) certain pro rata repurchases of Common Stock by the Company. The holder of the Warrant also has an option to sell (or "put") to the Company the unexercised portion of the Warrant remaining during the five-business day period immediately following a business combination involving the Company where the holders of Common Stock receive consideration where less than 60% of its value consists of publicly traded common equity. The price to be paid for the shares subject to the put option is based on the number of shares of Common Stock then obtainable upon exercise of the Warrant immediately prior to the business combination valued pursuant to the Black-Scholes Valuation Model, using certain specified assumptions.

         The Registration Rights Agreement provides SCF or the holder or holders of at least 25% of the then outstanding Registrable Securities (which, subject to certain limitations, means the shares issued or issuable upon exercise or conversion of the Warrant) may request a registration of the Company of any or all of SCF's or such holder's Registrable Securities (a "Demand Registration"). However, the number of Registrable Securities to be included in such a Demand Registration must be at least 500,000 shares (as adjusted for certain changes in the capitalization of the Company). The holders of Registrable Securities will be entitled to request only one Demand Registration. The Registration Rights Agreement also entitles the holders of Registrable Securities the right to have their securities registered whenever the Company proposes to register any securities under the Securities Act of 1933, as amended (a "Piggyback Registration"). As contemplated by the Registration Rights Agreement, the ability of the holders of Registrable Securities to participate in Piggyback Registration will depend on the individual circumstances and the nature of the offering at issue. The registration expenses for Registrable Securities included in a Demand Registration will be borne by the holders of Registrable Securities; the registration expenses for Registrable Securities included in a Piggyback Registration will be borne by the Company. The Company is not permitted to enter into any new registration rights agreements that adversely affect in any material respect the rights of the holders of the Registrable Securities, without the prior written consent of the holders of a majority of the Registrable Securities.

         On August 7, 2002, SCF and certain of its affiliates filed Amendment No. 2 to its Schedule 13D regarding their beneficial ownership of securities of the Company (the "Schedule 13D Amendment"). In the Schedule 13D Amendment, SCF and its affiliates reported that (1) they may be deemed to beneficially own approximately 4.985% of the issued and outstanding Common Stock of the Company based on 50,956,889 issued and outstanding shares of Common Stock reported by the Company as of March 31, 2002 and (2) as a result, SCF and its affiliates ceased to be the beneficial owner of more than five percent of the Common Stock on August 6, 2002.

         On August 6, 2002, the Company issued a press release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, announcing the terms of the Exchange Agreement, the Note, the Warrant and the Registration Rights Agreement. The foregoing is qualified by reference to the terms of the Exchange Agreement, the Note, the Warrant and the Registration Rights Agreement.




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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  10.21 Exchange Agreement dated August 6, 2002 by and between Input/Output, Inc. and SCF-IV, L.P.

                  10.22 Promissory Note dated August 6, 2002 payable by Input/Output, Inc. to SCF-IV, L.P.

                  10.23 Warrant dated August 6, 2002 issued by Input/Output, Inc. to SCF-IV, L.P.

                  10.24 Registration Rights Agreement dated August 6, 2002 by and between Input/Output, Inc. and SCF-IV, L.P.

                  99.1 Press Release issued on August 6, 2002 by Input/Output, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 13, 2002


                                                     Input/Output, Inc.
                                                     (Registrant)




                           By: /s/ Brad Eastman
                               -------------------------------------------------
                           Name:   Brad Eastman
                           Title:  Vice President, General Counsel and Secretary




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                                INDEX TO EXHIBITS


EXHIBIT NUMBER                                   DESCRIPTION

         10.21 Exchange Agreement dated August 6, 2002 by and between Input/Output, Inc. and SCF-IV, L.P.

         10.22 Promissory Note dated August 6, 2002 payable by Input/Output, Inc. to SCF-IV, L.P.

         10.23 Warrant dated August 6, 2002 issued by Input/Output, Inc. to SCF-IV, L.P.

         10.24 Registration Rights Agreement dated August 6, 2002 by and between Input/Output, Inc. and SCF-IV, L.P.

         99.1              Press Release issued on August 6, 2002 by
                           Input/Output, Inc.